EXHIBIT 99.1

Hexion Specialty Chemicals, Inc.

180 East Broad Street

Columbus, Ohio 43215

July 2, 2008

VIA ELECTRONIC MAIL AND FACSIMILE

Huntsman Corporation

500 Huntsman Way

Salt Lake City, Utah 84108

Attention:         General Counsel

Facsimile:         (801) 584-5782

Re: Request for Consent Relating to Alternate Financing

To Whom It May Concern:

Reference is made to the (i) Agreement and Plan of Merger, dated as of July 12, 2007 (the “Merger Agreement”), by and among Hexion Specialty Chemicals, Inc. (“Hexion”), Nimbus Merger Sub Inc. and Huntsman Corporation (“Huntsman”) and (ii) Confidentiality Agreement, dated as of June 1, 2007 (the “Confidentiality Agreement”), among Huntsman, Hexion and an affiliate of Hexion. Capitalized terms used herein and not defined have the meanings given to such terms in the Merger Agreement.

Attached as Exhibit A is a letter that Hexion received today from the financial institutions party to the existing Commitment Letter, in response to Hexion’s earlier request that such financial institutions provide proposals for additional financing. As you can see, such financial institutions have declined to submit such a proposal. In light of this response, and to comply with its obligation under the Merger Agreement to use reasonable best efforts to arrange to obtain Alternate Financing, Hexion desires to engage one or more other third-party financial institutions to provide advice and assistance to Hexion with respect to Alternate Financing.

Your consent is hereby requested under the Confidentiality Agreement and the Merger Agreement for Hexion to (i) engage one or more other third-party financial institutions in connection with an Alternate Financing and (ii) provide confidential information and materials to such third-party financial institution(s), and to any potential financing source(s) identified by such third-party financial institution(s).

We would appreciate receiving your executed consent no later than 5:00 pm EDT, July 3, 2008. Please signify your consent by countersigning in the place indicated below and returning a facsimile copy to the undersigned at (614) 225-7299.

* * * * *

Sincerely,

HEXION SPECIALTY CHEMICALS, INC.

By:	/s/ William H Carter
	Name:	William H. Carter
	Title:	Executive Vice President and Chief Financial Officer

ACCEPTED AND AGREED TO, WITH CONSENT GRANTED:

HUNTSMAN CORPORATION

By:
Name:
Title:

cc:	Jeffrey B. Floyd (Vinson & Elkins L.L.P.) Jordan Zaken (Apollo Management VI, L.P.) John M. Scott (O’Melveny & Myers LLP) Andrew J. Nussbaum (Wachtell, Lipton, Rosen & Katz)